UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): September 8, 2008

GENESIS PHARMACEUTICALS ENTERPRISES, INC.
(Exact name of registrant as specified in charter)

Florida
(State or other jurisdiction of incorporation)

333-86347	65-1130026
(Commission File Number)	(IRS Employer Identification No.)

Middle Section, Longmao Street, Area A, Laiyang Waixiangxing Industrial Park
Laiyang City, Yantai, Shandong Province, People’s Republic of China 265200

(Address of principal executive offices and zip code)

(0086) 535-7282997

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 8, 2008, the Board of Directors (the “Board”) of Genesis Pharmaceuticals Enterprises, Inc. (the “Company”) appointed Mr. John Yang Wang to serve as a member of the Board of the Company. Mr. Wang, an independent director, will be a member of the Company's Audit Committee and Compensation Committee. A press release was issued on September 10, 2008 to this effect, a copy of which is attached to this report as Exhibit 99.1.

Mr. Wang founded and is the President of Marbella Capital Partners, serves as the CEO of Hambrecht Asia Acquisition Corp., and is on the Board of Directors of Hong Kong Stock Exchange listed Wuyi International Pharmaceuticals Company Limited. From 2000 to 2004, he was Executive Vice President of SBI E2-Capital (HK) Limited. From 1997 to 1999, he managed Accenture Consulting’s (formerly known as Andersen Consulting) Greater China communication, media and high tech strategy practice. Prior to that, he was the lead telecom analyst covering Greater China and Southeast Asia for Pyramid Research, an emerging market telecom research firm based in Cambridge, Massachusetts. Mr. Wang holds a Bachelor of Arts in International Relations from Tufts University and an M.A.L.D. degree in international law and business from The Fletcher School of Law and Diplomacy. He has over 15 years of experience in investment banking and consulting and speaks fluent Mandarin and English.

Mr. Wang has no family relationship with any of the executive officers or directors of the Company. There has been no transaction in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Wang had, or will have, a direct or indirect material interest.

On September 9, 2008, the Board accepted the resignation of Mr. Robert Cain as a director of the Company. Mr. Cain’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Cain has entered into a consulting agreement to provide consulting services to the Company through December 31, 2008, a copy of which is attached to this report as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Consulting Agreement between the Registrant and Robert Cain, dated September 10, 2008.

99.1	Press Release dated September 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS PHARMACEUTICALS ENTERPRISES, INC.

By: /s/ Wubo Cao
Name: Wubo Cao
Title: Chief Executive Officer

Dated: September 12, 2008